UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

GeoTraq Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-36799	98-0639972
(Commission File No.)	(IRS Employer Identification No.)

1200 Westlake Ave N., Suite 607, Seattle, WA	98109
(Address of principal executive offices)	(zip code)

(206) 283-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01 CHANGE IN REGISRANT’S CERTIFYING ACCOUNTANT.

Dismissal of Harris & Gillespie

On June 16, 2015, Harris & Gillespie CPA'S, PLLC ("Harris") was deregistered per PCAOB Release No. 105-2015-011. As Harris is no longer registered with the PCAOB, GeoTraq, Inc. (the “Company”) may not include Harris's audit reports or consents in the Company filings with the U.S. Securities and Exchange Commission (“SEC”). This means that the Company may not include any audit reports or consents of Harris in any of the Company's upcoming reports, including, for instance, the Company's Form 10-K for the year ended July 31, 2015, any registration statement that the Company would file and any other reports that would require an audit of the period conducted by Harris.

On June 10, 2015, prior to the PCAOB deregistration, the Board dismissed Harris as its independent registered public accounting firm and engaged the Gillespie & Associates (“Gillespie”) as the Company’s independent registered public accounting firm.

Harris’s on the audited financial statements of the Company for the fiscal years ended July 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal years then ended.

During the fiscal years ended July 31, 2014 and 3013, and through the interim period ended June 16, 2015, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with Harris on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Harris would have caused them to make reference thereto in their reports on the financial statements for such periods. During the fiscal years ended July 31, 2014 and 3013, and through the interim period ended June 16, 2015, there were no "reportable events" (as such term is defined in Item 304 of Regulation S-K).

Prior to the engagement of Gillespie, neither the Company nor anyone acting on its behalf consulted Gillespie with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Gillespie concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company attempted to provide Harris with its disclosures in this Current Report but the Harris entity has dissolved and is no longer in existence and therefore is unable to provide a consent letter.

Dismissal of Gillespie & Associates

On August 25, 2015, the Company’s Board of Directors engaged M&K CPAs (“M&K”) as the Company’s independent registered public accounting firm and dismissed Gillespie. Gillespie did not issue any audit reports for the Company.

During the period from June 10, 2015 to August 25, 2015, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their reports on the financial statements for such periods. During the period from June 10, 2015 to August 25, 2015, there were no "reportable events" (as such term is defined in Item 304 of Regulation S-K).

Prior to the engagement of M&K, neither the Company nor anyone acting on its behalf consulted M&K with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On June 24, 2015, the Company provided the Gillespie with its disclosures in this Current Report disclosing the dismissal of Gillespie and requested in writing that Gillespie furnish the Company with a letter addressed to the SEC stating whether or not they agree with such disclosures. Gillespie’s response is filed as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

NUMBER	EXHIBIT
16.1	Letter from Gillespie & Associates, dated September 2, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoTraq Inc.

Dated: September 2, 2015	By:	/s/ Gregg Sullivan
	Name:	Gregg Sullivan
	Title:	Chief Executive Officer